EXHIBIT 21


CIRCUS CIRCUS ENTERPRISES, INC. subsidiaries

*    CIRCUS CIRCUS CASINOS, INC. (A Nevada Corporation)

*    COLORADO BELLE CORP. (A Nevada Corporation)

*    EDGEWATER HOTEL CORPORATION (A Nevada Corporation)

*    NEW CASTLE CORP. (A Nevada Corporation)

*    RAMPARTS, INC. (A Nevada Corporation)

*    SLOTS-A-FUN, INC. (A Nevada Corporation)

*    SCENTSATIONAL, INC. (A Nevada Corporation)

*    RACING BOATS, INC. (A Nevada Corporation)

*    GALLEON, INC. (A Nevada Corporation)

*    CIRCUS CIRCUS MISSISSIPPI, INC. (A Mississippi Corporation)

*    CIRCUS CIRCUS MISSOURI, INC. (A Missouri Corporation)

*    CIRCUS CIRCUS LOUISIANA, INC. (A Louisiana Corporation)

*    CIRCUS CIRCUS INDIANA, INC. (An Indiana Corporation)

*    CIRCUS AUSTRALIA CASINO, INC. (A Nevada Corporation)

          DARLING CASINO MANAGEMENT PTY LIMITED (50%) (An Australian
          Corporation)

          DARLING CASINO LIMITED (50%) (An Australian Corporation)

*    CIRCUS CIRCUS (BELGIUM) S.A.

          CIRCUS CIRCUS (AUSTRALIA) PTY LIMITED

          CIRCUS CIRCUS (AUSTRALIA) NO. 2 PTY LIMITED

          CIRCUS CIRCUS (AUSTRALIA) NO. 3 PTY LIMITED

          CIRCUS CIRCUS (AUSTRALIA) NO. 4 PTY LIMITED

*    CIRCUS CIRCUS MANAGEMENT (BELGIUM) S.A.

          CIRCUS CIRCUS MANAGEMENT (AUSTRALIA) PTY LIMITED

          CIRCUS CIRCUS MANAGEMENT (AUSTRALIA) NO. 2 PTY LIMITED

ALL SUBSIDIARIES ARE 100% OWNED BY CIRCUS CIRCUS ENTERPRISES, INC. AND/OR ITS SUBSIDIARIES UNLESS OTHERWISE NOTED.